> E

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) October 22, 2003

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware    19898
(Address of principal executive offices)

Registrant's telephone number, including area code:    (302) 774-1000

Item 7. Financial Statements and Exhibits

(c)	Exhibits - The following exhibit is furnished pursuant to the disclosure included under Item 12 of this Form 8-K.

99	Copy of the Registrant's Earnings News Release dated October 22, 2003.

Item 12. Results of Operations and Financial Condition

            On October 22, 2003, the Registrant announced its consolidated financial results for the quarter ended September 30, 2003. A copy of the Registrant's earnings news release is furnished as Exhibit 99 to this report on Form 8-K. The information contained in Item 12 of this report on Form 8-K, including Exhibit 99, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor incorporated by reference in any registration statement filed by the Registrant under the Securities Act of 1933, as amended.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

October 22, 2003

EXHIBIT 99

October 22, 2003	Contact:	Clif Webb
WILMINGTON, Del.		302-774-4005
r-clifton.webb@usa.dupont.com

DUPONT REPORTS THIRD QUARTER 2003 EARNINGS

Summary

  Third quarter earnings before special items were $.13 per share, compared to $.40 per share before special items in the third quarter of 2002.
  Current quarter earnings include non-cash charges totaling $1.04 per share taken in connection with the anticipated separation of INVISTA, formerly DuPont Textiles & Interiors (DTI).
  Reported third quarter 2003 earnings per share were a loss of $.88 per share, compared to earnings of $.47 per share in the prior year.
  Consolidated net sales were $6.1 billion, up 12 percent compared to the prior year.
  Worldwide segment sales volumes increased 4 percent.
  Higher raw material costs reduced earnings by $200 million after-tax, or $.20 per share, while non-cash pension and stock option expense reduced earnings by an additional $.10 per share.

Earnings Comparisons*
($ per share diluted)

			9 Months	9 Months
	3Q 2003	3Q 2002	YTD 2003	YTD 2002
Reported	(.88)	.47	.36	1.49
Special Items	(1.01)	.07	(1.01)	(.17)
Before Special Items	.13	.40	1.37	1.66

*	Excludes cumulative effect of changes in accounting principles of $(.03) first quarter and year-to-date 2003; first quarter and year-to-date 2002 were $(2.94) and $(2.95), respectively.

            "Our businesses increased volume and significantly improved the top line performance of the company in a still challenging and difficult economy," said DuPont Chairman and Chief Executive Officer Charles O. Holliday, Jr. "We held, and in some cases improved, our competitive position by focusing on productivity and meeting the needs of our customers. We are confident that we will meet our growth objectives as the economy improves," Holliday said.

Global Consolidated Net Sales and Net Income
            Third quarter consolidated net sales totaled $6.1 billion compared to $5.5 billion in third quarter 2002, up 12 percent. Third quarter net income before cumulative effect of changes in accounting principles was a loss of $873 million, or $.88 per share, including non-cash after-tax charges totaling $1,039 million, or $1.04 per share, taken in connection with the anticipated separation of INVISTA. This compares to third quarter 2002 earnings of $469 million or $.47 per share. In addition to the INVISTA separation-related charges, the decrease in income reflects higher raw material costs, higher taxes, increased non-cash pension expense and a reduction in benefits from other special items versus the third quarter 2002 as shown below.

SPECIAL ITEMS
	$MM Pretax		$MM After-Tax		($ Per Share)
	2003	2002	2003	2002	2003	2002
1st Quarter Total	(78)	(72)	(51)	(73)	(.05)	(.07)

2nd Quarter Total	80	(345)	52	(168)	.05	(.17)

3rd Quarter:
Insurance proceeds - Benlate® litigation	25		16.02
Arbitration ruling - Pharma	23		15.01
INVISTA separation charges	(1,605)		(1,039)		(1.04)
Performance Materials - Clysar® sale		84		51.05
Changes in restructuring estimates		23		17.02

3rd Quarter Total	(1,557)	107	(1,008)	68	(1.01)	.07

            Income before special items shown above was $135 million, or $.13 per share, versus $401 million, or $.40 per share, in the third quarter 2002.

Segment Sales
            Worldwide and regional segment sales and related variances for the third quarter 2003 compared with the third quarter 2002 are summarized below. Segment sales include transfers and a pro rata share of equity affiliate sales.

	Segment Sales		% Change Due To
	3Q'03	% Change	Local	Currency
	$B	vs. 3Q'02	Price	Effect	Volume	Other*
Worldwide**	7.0	12	(1)	3	4	5
U.S.	3.0	7	(1)	NA	1	7
Europe	1.9	14	0	11	0	3
Asia Pacific	1.3	17	0	1	14	2
Canada, Mexico,
South America	0.8	20	0	3	9	8

*	Net impact of acquisitions and divestitures and a change in management reporting for DTI inter-segment transfers.
**	Percentage variances do not add to total sales percentage change due to rounding.

  Worldwide volumes increased 4 percent, principally reflecting growth in Asia and South America.
  Volume increased in most operating segments.
  Local selling prices were down slightly on a worldwide basis - declining less than 1 percent. Including the currency effect from a weaker dollar, U.S. dollar selling prices increased 3 percent.

Business Segment Performance

            Comments on individual segment sales and after-tax operating income (ATOI) for the third quarter 2003 compared with the third quarter 2002 are summarized below. All segments had a benefit to sales ranging from 2-5 percent resulting from the currency effect of the weaker dollar. Additional segment information is available to investors and the public via the earnings data section of the Investor Center on www.dupont.com.

  Agriculture & Nutrition - Third quarter sales of $0.8 billion were 32 percent higher reflecting 4 percent higher U.S. dollar selling prices, 10 percent higher volume, and an 18 percent benefit attributable to additional sales from The Solae Company, a newly formed venture with Bunge Limited. ATOI was a loss of $142 million versus a loss of $91 million. After-tax losses, which are typical in the seasonally low third quarter, increased versus last year principally because of a lower effective tax rate on seasonal losses, higher non-cash pension expense, and higher raw material costs.

  Coatings & Color Technologies - Sales of $1.4 billion were up 8 percent principally reflecting 7 percent higher U.S. dollar selling prices and 2 percent added through an acquisition, partly offset by 1 percent lower volume. ATOI declined 29 percent to $120 million, as the benefit of higher revenue was more than offset by less favorable product and geographic mix in coatings and non-cash pension expense across the segment.
  Electronic & Communication Technologies - Sales of $0.7 billion were up 13 percent, reflecting 11 percent higher volumes, 3 percent lower prices and 5 percent acquisition-related sales growth. ATOI was $32 million versus $67 million last year. Earnings declined as a result of pricing pressure in Fluoropolymers; start-up costs for Displays; and non-cash pension expense, which more than offset the benefits of higher revenue. Commercialization of Organic Light Emitting Diode (OLED) displays has been delayed due to technical difficulties with start-up.
  Performance Materials - Sales of $1.3 billion were up 4 percent reflecting 3 percent higher volume and 2 percent higher U.S. dollar selling prices partly offset by a 1 percent reduction due to the divestiture of the DuPontTM Clysar® shrink film business. ATOI was $55 million compared to $181 million last year. In addition to significantly higher raw material and non-cash pension costs, the earnings decline reflects the absence of a $51 million gain on the sale of the Clysar® business in the third quarter 2002.
  Pharmaceuticals - ATOI was $100 million versus $72 million last year. The current quarter ATOI includes a $15 million one-time benefit from a favorable arbitration ruling.
  Safety & Protection - Sales of $1.0 billion were up 17 percent due to 2 percent higher prices, 9 percent higher volumes, and 6 percent from acquisitions. Increased revenue was largely offset by higher non-cash pension expense and raw material costs. ATOI declined 1 percent due to absence of a $3 million restructuring benefit in third quarter 2002.
  Textiles & Interiors - Sales were $1.7 billion, up 3 percent excluding the impact of the change in management reporting for inter-segment transfers. This reflects 2 percent higher volume and 1 percent higher U.S. dollar selling prices. ATOI was a loss of $1,047 million versus earnings of $60 million last year. The earnings decline principally reflects non-cash charges totaling $1,039 million associated with the anticipated separation of INVISTA, explained in more detail below, significantly higher raw material and non-cash pension costs.

INVISTA Impairment Charges

            In conjunction with the anticipated separation of INVISTA, and in light of the previously announced negotiations for the sale of INVISTA, DuPont recorded an after-tax non-cash impairment charge of $987 million to write down to estimated fair value various manufacturing and intangible assets, including goodwill, as well as investments in certain joint ventures. In addition, a non-cash charge of $52 million was recorded for pension curtailment losses. Additional charges and credits may be recorded in connection with the separation which cannot be reasonably estimated at this time.

Earnings Outlook

            Macroeconomic indicators, as well as the company's September volumes, suggest that the industrial sector is likely in the early stages of a recovery. Given this expectation, the company reaffirms the full year 2003 outlook which it provided on September 17 of approximately $1.60 earnings per share before special items. Year-to-date, net special items total losses of $1.01 per share. Thus, the company's outlook for the full year 2003, including special items, is approximately $0.59. This excludes unknown special items that could occur in the fourth quarter.
Use of Non-GAAP Measures
            Management believes that earnings before special items, a "non-GAAP" measure, is meaningful to investors because it provides insight with respect to ongoing operating results of the company. Special items represent significant charges or credits that are important to an understanding of the company's ongoing operations. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.

# # #

10/22/03

The DuPont Oval, DuPont™ , The miracles of science™ , and Clysar® , are registered trademarks or trademarks of DuPont or its affiliates.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES
	Three Months Ended		Nine Months Ended
CONSOLIDATED INCOME STATEMENT	September 30,		September 30,
(Dollars in millions, except per share)	2003	2002	2003	2002

NET SALES	$6,142	$5,482	$20,519	$18,324
Other Income(a)	219	255	543	337

Total	6,361	5,737	21,062	18,661

Cost of Goods Sold and Other Operating Charges(b)	4,648	3,851	14,566	12,204
Selling, General and Administrative Expenses	708	621	2,224	1,993
Depreciation	365	339	1,036	958
Amortization of Intangible Assets	61	53	178	154
Research and Development Expense	340	322	1,012	928
Interest Expense(c)	90	79	258	279
Write-Down of Assets and Employee Separation Costs(d)	1,314	(23)	1,314	232
Goodwill Impairment(e)	291	-	291	-
Gain on Sale of DuPont Pharmaceuticals(f)	-	-	-	(19)
Gain on Issuance of Shares by Subsidiary - Non-operating(g)	-	-	(62)	-

Total	7,817	5,242	20,817	16,729

INCOME BEFORE INCOME TAXES AND
MINORITY INTERESTS	(1,456)	495	245	1,932
Provision for Income Taxes(h)	(586)	5	(187)	368
Minority Interests in Earnings of Consolidated Subsidiaries(i)	3	21	66	73

INCOME BEFORE CUMULATIVE EFFECT OF CHANGES
IN ACCOUNTING PRINCIPLES	(873)	469	366	1,491
Cumulative Effect of Changes in Accounting Principles,
Net of Income Taxes(j)	-	-	(29)	(2,944)

NET INCOME (LOSS)	$ (873)	$ 469	$ 337	$ (1,453)

BASIC EARNINGS (LOSS) PER SHARE OF
COMMON STOCK(k)(l)
Income before Cumulative Effect of Changes in
Accounting Principles	$ (.88)	$ .47	$ .36	$ 1.49
Cumulative Effect of Changes in Accounting Principles	-	-	(.03)	(2.96)

Net Income (Loss)	$ (.88)	$ .47	$ .33	$ (1.47)

DILUTED EARNINGS (LOSS) PER SHARE OF
COMMON STOCK(k)(l)
Income before Cumulative Effect of Changes in
Accounting Principles	$ (.88)	$ .47	$ .36	$ 1.49
Cumulative Effect of Changes in Accounting Principles	-	-	(.03)	(2.95)

Net Income (Loss)	$ (.88)	$ .47	$ .33	$ (1.46)

DIVIDENDS PER SHARE OF COMMON STOCK	$ .35	$ .35	$ 1.05	$ 1.05

FOOTNOTES TO CONSOLIDATED INCOME STATEMENT
(a)	Third quarter 2003 includes a $23 benefit resulting from a favorable arbitration ruling in the Pharmaceuticals segment.

Year-to-date 2003 also includes an exchange gain of $30 resulting from a currency contract purchased to offset movement in the Canadian dollar in connection with the company's acquisition of minority shareholders' interest in DuPont Canada, and a benefit of $16 from the favorable settlement of arbitration related to the Unifi Alliance.

Third quarter 2002 includes a gain of $84 resulting from the sale of the Clysar® shrink film business. Year-to-date 2002 also includes an exchange loss of $63 resulting from the mandatory conversion of the company's U.S. dollar-denominated trade receivables to Argentine pesos and moving from a preferential to a free-market exchange rate.

(b)

Third quarter 2003 includes a $25 benefit from insurance proceeds related to the settled 1995 Benlate® class action suit. Year-to-date 2003 includes a charge of $78 related to this case, partly offset by the $25 in insurance proceeds.

Year-to-date 2002 includes charges of $47 to write off inventory associated with discontinued specialty herbicide products and $50 to establish a reserve related to vitamins litigation associated with a previously divested business.

(c)	Year-to-date 2002 includes a charge of $21 for the early extinguishment of $242 of outstanding debentures; this charge principally represents premiums paid to investors.

(d)

In connection with the separation of INVISTA, third quarter 2003 reflects impairment charges of $1,236 to write down to estimated fair market value various manufacturing and other intangible assets held for sale, as well as investments in certain joint ventures. Additional charges of $78 relate to pension curtailment losses associated with the anticipated separation.

Third quarter 2002 includes a benefit of $23 resulting from changes in estimates related to prior year restructuring activities. Year-to-date 2002 includes charges of $209 associated with separation costs for approximately 2,000 employees and the shutdown and dismantlement of several facilities, $39 to withdraw from a joint venture in China and $37 associated with an expected loss on the sale of a European manufacturing facility. These charges were partly offset by the $23 change in estimates described above and a benefit of $30 resulting principally from a favorable litigation settlement associated with exiting a joint venture in China.

(e)	Third quarter 2003 reflects an estimated charge of $291 to write off goodwill associated with INVISTA.

(f)	Year-to-date 2002 includes a benefit of $19 to reflect final settlement with Bristol-Myers Squibb in connection with the sale of DuPont Pharmaceuticals.

(g)	Year-to-date 2003 includes a $62 non-operating gain associated with the formation of a majority-owned venture, The Solae Company, with Bunge Limited.

FOOTNOTES TO CONSOLIDATED INCOME STATEMENT - (CONT'D)
(h)	Third quarter 2003 includes tax benefits of $566 relating to the anticipated separation of INVISTA.

Year-to-date 2002 includes a net $65 non-cash tax benefit, principally due to agreement on certain prior year audit issues previously reserved for, partly offset by the establishment of a reserve for an additional tax contingency. In addition, the year-to-date 2002 tax provision reflects income tax benefits associated with losses on forward exchange contracts that were entered into pursuant to the company's ongoing program to reduce foreign currency exchange exposure.

(i)	Year-to-date 2003 includes a charge of $28 ($17 after-tax) for the early extinguishment of the company's Minority Interest Structures in preparation for the planned separation of INVISTA.

(j)

On January 1, 2003, the company adopted SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record an asset and related liability for the costs associated with the retirement of a long-lived tangible asset if a legal liability to retire the asset exists. The company recorded a cumulative effect adjustment to income of $29.

The company's adoption of SFAS No. 142, "Goodwill and Other Intangible Assets," resulted in a cumulative effect adjustment to income of $2,944 effective January 1, 2002.

(k)	Earnings per share are calculated on the basis of the following average number of common shares outstanding:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	Basic	Diluted	Basic	Diluted

2003	997,028,781	997,028,781	996,470,591	999,745,743
2002	993,838,496	996,979,946	994,429,075	999,125,469

(l)	Year-to-date earnings per share do not equal the sum of quarterly earnings per share due to changes in average share calculations.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES
	Three Months Ended		Nine Months Ended
CONSOLIDATED SEGMENT INFORMATION(a)	September 30,		September 30,
(Dollars in millions)	2003	2002	2003	2002

SEGMENT SALES(b)
Agriculture & Nutrition	$ 803	$ 609	$ 4,479	$ 3,773
Coatings & Color Technologies	1,378	1,276	4,066	3,725
Electronic & Communication Technologies	728	645	2,142	1,905
Performance Materials	1,299	1,252	3,989	3,707
Safety & Protection	998	852	3,044	2,571
Textiles & Interiors	1,744	1,567	5,240	4,687
Other	5	6	12	16

Total Segment Sales	6,955	6,207	22,972	20,384

Elimination of Transfers	(233)	(97)	(706)	(284)
Elimination of Equity Affiliate Sales	(580)	(631)	(1,747)	(1,780)
Miscellaneous	-	3	-	4

CONSOLIDATED NET SALES	$ 6,142	$5,482	$20,519	$18,324

AFTER-TAX OPERATING INCOME (LOSS) (ATOI)(c)
Agriculture & Nutrition(d)	$ (142)	$ (91)	$ 618	$ 464
Coatings & Color Technologies	120	170	326	391
Electronic & Communication Technologies	32	67	92	169
Performance Materials(e)	55	181	203	389
Pharmaceuticals(f)	100	72	249	195
Safety & Protection	126	127	394	349
Textiles & Interiors(g)	(1,047)	60	(1,035)	30
Other(h)	(1)	(18)	(107)	(91)

Total Segment ATOI	$ (757)	$ 568	$ 740	$ 1,896

Interest & Exchange Gains and Losses(i)	(30)	(5)	(89)	(194)
Corporate Expenses(j)	(86)	(83)	(254)	(180)
Corporate Minority Interest(k)	-	(11)	(31)	(31)

Income Before Cumulative Effect of Changes
in Accounting Principles	(873)	469	366	1,491

Cumulative Effect of Changes in Accounting Principles(l)	-	-	(29)	(2,944)

NET INCOME (LOSS)	$ (873)	$ 469	$ 337	$ (1,453)

FOOTNOTES TO CONSOLIDATED SEGMENT INFORMATION
(a)	Certain reclassifications of segment data have been made to reflect 2003 changes in organizational structure.

(b)	Includes transfers and pro rata share of equity affiliate sales. Beginning in 2003, Textiles & Interiors segment sales include transfers of intermediates to Performance Materials.

(c)

Third quarter and year-to-date 2002 include a benefit of $17 resulting from changes in estimates related to prior year restructuring activities in the following segments: Agriculture & Nutrition - $7; Coatings & Color Technologies - $2; Electronic & Communication Technologies - $1; Performance Materials - $2; Safety & Protection - $3; Textiles & Interiors - $1; and Other - $1.

(d)	Year-to-date 2003 includes a $41 non-operating gain associated with the formation of a majority-owned venture, The Solae Company, with Bunge Limited.

Year-to-date 2002 includes charges of $29 to write off inventory associated with discontinued specialty herbicide products, and $25 associated with an expected loss on the sale of a European manufacturing facility.

(e)	Third quarter 2002 includes a gain of $51 resulting from the sale of the Clysar® shrink film business.

(f)	Third quarter 2003 includes a $15 benefit resulting from a favorable arbitration ruling in the Pharmaceuticals segment.

Year-to-date 2002 includes a benefit of $12 to reflect final settlement with Bristol-Myers Squibb in connection with the sale of DuPont Pharmaceuticals.

(g)

In connection with the separation of INVISTA, third quarter 2003 reflects impairment charges of $696 to write down to estimated fair market value various manufacturing and other intangible assets held for sale, as well as investments in certain joint ventures. In addition, third quarter 2003 reflects an estimated charge of $291 to write off goodwill, and charges of $52 related to pension curtailment losses. Year-to-date 2003 also includes a benefit of $10 from the favorable settlement of arbitration related to the Unifi Alliance.

Year-to-date 2002 includes charges of $100 related to employee separation costs for approximately 2,000 employees, $43 related to facility shutdowns and $29 to withdraw from a polyester joint venture in China, partly offset by a benefit of $19 resulting principally from a favorable litigation settlement associated with exiting a nylon joint venture in China.

(h)

Third quarter 2003 includes a $16 benefit related to the settled 1995 Benlate® class action suit. Year-to-date 2003 includes a charge of $51 related to this case, partly offset by the $16 in insurance proceeds.

Year-to-date 2002 includes a charge of $31 to establish a reserve related to vitamins litigation associated with a previously divested business.

FOOTNOTES TO CONSOLIDATED SEGMENT INFORMATION - (CONT'D)
(i)

Year-to-date 2003 includes an exchange gain of $18 resulting from a currency contract purchased to offset movement in the Canadian dollar in connection with the company's acquisition of minority shareholders' interest in DuPont Canada.

Year-to-date 2002 includes an exchange loss of $63 resulting from the mandatory conversion of the company's U.S. dollar-denominated trade receivables to Argentine pesos and moving from a preferential to a free-market exchange rate, and a charge of $17 associated with the early extinguishment of outstanding debentures.

(j)

Year-to-date 2002 includes a net $65 non-cash tax benefit, principally due to agreement on certain prior year audit issues previously reserved for, partly offset by the establishment of a reserve for an additional tax contingency.

(k)	Represents a rate of return to minority interest investors who made capital contributions to consolidated subsidiaries.

Year-to-date 2003 includes a charge of $17 for the early extinguishment of the company's Minority Interest Structures in preparation for the planned separation of INVISTA.

(l)

On January 1, 2003, the company adopted SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record an asset and related liability for the costs associated with the retirement of a long-lived tangible asset if a legal liability to retire the asset exists. The company recorded a cumulative effect adjustment to income of $29.

The company's adoption of SFAS No. 142, "Goodwill and Other Intangible Assets," resulted in a cumulative effect adjustment to income of $2,944 effective January 1, 2002.

E. I. DUPONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SEGMENT SALES(a)
(3rd QUARTER 2003 VS. 3rd QUARTER 2002)
	Segment Sales
	Three Months Ended		Percentage Change Due to:
	September 30		U.S. $
	$	% Chg.	Price	Volume	Other(b)

Agriculture & Nutrition	$ 803	32%	4%	10%	18%
Coatings & Color Technologies	1,378	8	7	(1)	2
Electronic & Communication Technologies	728	13	(3)	11	5
Performance Materials	1,299	4	2	3	(1)
Safety & Protection	998	17	2	9	6
Textiles & Interiors	1,744	11	1	2	8
Other	5	(17)	-	(17)	-

Total	$6,955	12%	3%	4%	5%

(a)	Includes transfers and pro rata share of equity affiliate sales.
(b)

Includes impacts from the sale of Clysar® , acquisitions of Liqui-Box, ChemFirst and Renpar S.A., and formation of The Solae Company. In preparation for the planned separation, Textiles & Interiors segment sales include market-based transfers of intermediates to Performance Materials beginning in 2003.

SEGMENT INFORMATION
EXCLUDING IMPACT OF SPECIAL	Three Months Ended			Nine Months Ended
ITEMS -	September 30			September 30
(Dollars in millions)	2003	2002	% Chg.	2003	2002	% Chg.

AFTER-TAX OPERATING INCOME
Agriculture & Nutrition	$ (142)	$ (98)	N/M	$ 577	$ 511	13%
Coatings & Color Technologies	120	168	(29)%	326	389	(16)
Electronic & Communication
Technologies	32	66	(52)	92	168	(45)
Performance Materials	55	128	(57)	203	336	(40)
Pharmaceuticals	85	72	18	234	183	28
Safety & Protection	126	124	2	394	346	14
Textiles & Interiors	(8)	59	N/M	(6)	182	N/M
Other	(17)	(19)	N/M	(72)	(61)	N/M

Total Segment ATOI	251	500	(50)	1,748	2,054	(15)

Interest & Exchange Gains and Losses	(30)	(5)		(107)	(114)
Corporate Expenses	(86)	(83)		(254)	(245)
Corporate Minority Interest	-	(11)		(14)	(31)

INCOME BEFORE SPECIAL ITEMS
AND CUMULATIVE EFFECT OF
CHANGES IN ACCOUNTING
PRINCIPLES	$ 135	$401	(66)%	$ 1,373	$ 1,664	(17)%

Special Items	(1,008)	68		(1,007)	(173)

INCOME BEFORE CUMULATIVE
EFFECT OF CHANGES IN
ACCOUNTING PRINCIPLES	$ (873)	$469		$ 366	$ 1,491

Cumulative Effect of Changes in
Accounting Principles	-	-		(29)	(2,944)

NET INCOME (LOSS)	$ (873)	$469		$ 337	$(1,453)

E. I. DUPONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

FINANCIAL SUMMARY
(Dollars in millions, except per share)

	3rd Quarter 2003	YTD 2003
	Versus	Versus
	3rd Quarter 2002	YTD 2002
Variance Analysis: Income
Before Cumulative Effect of
Changes in Accounting
Principles

Local Prices	$ (35)	$ (35)
Volume	65	180
Costs	(330)	(735)
Currency	15	135
Other Income	45	110
Tax Rate Change	(60)	20
Other	34	34

Total Before Special Items	(266)	(291)

Special Items	(1,076)	(834)

Total	$(1,342)	$(1,125)

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2003	2002	% Chg.	2003	2002	% Chg.
Selected Income Statement Data -
Excluding Impact of Special Items
And Cumulative Effect of Changes
In Accounting Principles

Consolidated Net Sales	$6,142	$5,482	12%	$20,519	$18,324	12%
Segment Sales	6,955	6,207	12	22,972	20,384	13
Segment ATOI*	251	500	(50)	1,748	2,054	(15)
EBIT*	177	441	(60)	1,963	2,418	(19)
EBITDA*	589	818	(28)	3,133	3,485	(10)
Income	135	401	(66)	1,373	1,664	(17)
EPS - Diluted	.13	.40	(68)	1.37	1.66	(17)

*	See Reconciliation of Non-GAAP Measures.

RECONCILIATION OF NON-GAAP MEASURES
(Dollars in millions)
Reconciliation of Segment ATOI

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2003	2002	2003	2002

Segment ATOI Excluding Special Items	$ 251	$500	$ 1,748	$2,054
Special Items included in Segment ATOI	(1,008)	68	(1,008)	(158)

Segment ATOI	$ (757)	$568	$ 740	$1,896

Reconciliation of EBIT / EBITDA to Consolidated Income Statement

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2003	2002	2003	2002

Income Before Income Taxes and
Minority Interests	$(1,456)	$ 495	$ 245	$1,932

Less:
Minority Interest in Earnings of
Consolidated Subsidiaries(1)	(7)	(14)	(40)	(57)
Add:
Net Interest Expense(2)	83	67	231	233
Special Items	1,557	(107)	1,527	310

EBIT	177	441	1,963	2,418

Add:
Depreciation and Amortization(3)	412	377	1,170	1,067

EBITDA	$ 589	$ 818	$3,133	$3,485

(1)	Excludes income taxes and corporate minority interests.
(2)	Includes interest expense plus amortization of capitalized interest less interest income.
(3)	Excludes amortization of capitalized interest.